Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Star Gas Partners, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Irik P. Sevin, Chief Executive Officer of the Partnership, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

STAR GAS PARTNERS, L.P. By: STAR GAS LLC (General Partner)

January 21, 2003	By:	/S/ IRIK P. SEVIN

Irik P. Sevin
Chief Executive Officer